Exhibit 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

DIGIMARC CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No. [ ]	Dated: August [ ], 2003

Digimarc Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, [               ] (the “Holder”), is entitled to purchase from the Company up to a total of [                ] shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $14.00 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and including the date the Registration Statement is declared effective by the Commission (the “Effective Date”) and through and including the 15th calendar day (or if such calendar day is a Saturday, Sunday or federal holiday, the next business day) after the Effective Date (the “Expiration Date”), subject to the terms and conditions herein, provided, however, that if there is a Suspension of the Registration Statement following the Effective Date and prior to the original Expiration Date, such original Expiration Date shall be automatically extended until such time as the Suspension is terminated and, thereafter, the Expiration Date, for purposes of this Warrant, shall be such date following the number of days remaining in the original exercise period as of the date of the Suspension. This Warrant to Purchase Shares of Common Stock (this “Warrant”) is one of a series of similar Warrants issued pursuant to those certain Purchase Agreements, each dated as of the date hereof, by and between the Company and each of the purchasers whose names are set forth on the signature pages thereof (hereinafter, the “Purchase Agreement”).

1.     Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.     Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the Holder. The Company may deem and treat the registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof and for all other purposes.

3.     Exercise and Duration of Warrant.

(a)   Subject to the other terms and conditions contained herein, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Effective Date and through and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)   The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and (iii) the original Warrant, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by the Holder of the Exercise Notice, the applicable Exercise Price and the Warrant as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 5(a)(i)-(viii), (b), (d), (e), (f), (h) and (i) of the Purchase Agreement as to the Warrant Shares to be purchased pursuant to this Warrant are true and correct as of the Exercise Date as if remade in their entirety herein.

4.     Delivery of Warrant Shares.

(a)   Subject to the other terms and conditions contained herein, upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Warrant Shares issuable upon such exercise. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b)   This Warrant is exercisable either in its entirety or, from time to time as provided herein, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following a partial exercise, the Company shall promptly issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.     Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding this Warrant or receiving Warrant Shares upon exercise hereof.

6.     Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, if requested, customary and reasonable indemnity, if requested. If the Holder seeks a new Warrant under such circumstances, it shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe.

7.     Issuance of Warrant Shares.  The Company covenants that all Warrant Shares issuable and deliverable upon exercise hereof shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable.

8.     Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)   Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)   Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon the exercise of the Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property distributed in respect of one share of Common Stock to holders of Common Stock as of such record date times the number of Warrant Shares for which the Holder exercises this Warrant (appropriately adjusted for any stock splits, combination or similar event between such record date and such exercise).

(c)   Fundamental Transactions.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is consummated pursuant to which a majority of holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)   Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)   Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided that such shares, upon disposition to a third party, shall then be considered outstanding. Any interpretation or determination required by this Warrant shall be made by the Company’s Board of Directors in good faith.

(f)    Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based, and deliver a copy of each such certificate to the Holder.

(g)   Notice of Corporate Events.  If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of all of its Common Stock, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant, pursuant to the terms and conditions herein, prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

 9.      Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds.

10.     Limitation on Exercise.  Notwithstanding anything to the contrary contained in this Warrant, if the sale of Warrant Shares upon exercise of this Warrant would violate any law, rule or regulation or the issuance of such Warrant Shares would constitute a breach of the Company’s obligations under its agreements with the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, Inc. or the rules and regulations promulgated thereunder, the Company shall use commercially reasonable efforts upon exercise of the Warrant to issue as “restricted securities” (within the meaning of the Securities Act of 1933, as amended) the Warrant Shares or an equivalent number of shares of Common Stock to the Holder for the aggregate Exercise Price.

11.     Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

12.     Notices.  All notices, requests, consents and other communications required or permitted hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile; (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt; or (iv) three (3) business days after being deposited in the U.S. mail, with postage prepaid, addressed to the party to be notified.  The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

13.     Miscellaneous.

(a)   Notwithstanding anything to the contrary in this Purchase Agreement, the Holder may not assign or otherwise transfer this Warrant, or any rights herein, and any attempt to do so shall be null and void.  This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

(b)   The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(c)   This Warrant shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.  Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such Specified Courts.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(d)   The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

DIGIMARC CORPORATION

By:

Name:

Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	DIGIMARC CORPORATION
	Attn:	Controller

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by DIGIMARC CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.               The Warrant is currently exercisable to purchase a total of               Warrant Shares.

2.               The undersigned Holder hereby exercises its right to purchase              Warrant Shares pursuant to the Warrant.

3.               The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant.

4.               Pursuant to this exercise, the Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant.

5.               Following this exercise, the Warrant shall be exercisable to purchase a total of             Warrant Shares.

Dated:	,	Name of Holder:

(Print)

By:

Name:

Title

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)